                                                                      EXHIBIT A


     NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. A-[ ]                                                           $500,000.00

                                 THRUSTMASTER, INC.
                       CONVERTIBLE DEBENTURE DUE JUNE 9, 2002

     THIS DEBENTURE is one of a series of duly authorized issued debentures of ThrustMaster, Inc., an Oregon corporation, having a principal place of business at 7175 N.W. Evergreen Parkway #400, Hillsboro, Oregon 97124-5839 (the "COMPANY"), designated as its Convertible Debentures, due June 9, 2002 (the "DEBENTURES"), in an aggregate principal amount of $6,000,000.

     FOR VALUE RECEIVED, the Company promises to pay to [___________] or registered assigns (the "HOLDER"), the principal sum of Five Hundred Thousand Dollars ($500,000.00), on or prior to June 9, 2002 or such earlier date as the Debentures are required to be repaid as provided hereunder (the "MATURITY DATE"). The principal of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the records of the Company regarding registration and transfer of Debentures. All amounts due hereunder shall be paid in cash. The Holder shall not be entitled to receive any interest on this Debenture.

     This Debenture is subject to the following additional provisions:

          SECTION 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

          SECTION 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 5) and may be transferred or exchanged only in compliance with the Purchase Agreement, including, without limitation, the provisions of Section 3.1 thereof. Prior to due presentment to the Company fortransfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          SECTION 3.  EVENTS OF DEFAULT.

     (a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) any default in the payment of the principal in respect of this Debenture (free of any claim of subordination), as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise); or

          (ii) the Company shall fail for any reason to deliver certificates to a Holder prior to the fifteenth (15th) day after the Conversion Date pursuant to Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

     (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with other amounts owing in respect thereof, to the date of acceleration shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of
(i) the Mandatory Prepayment Amount (as defined below). Interest shall accrue on the Mandatory Prepayment Amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 18% per annum. All Debentures for which the full Mandatory Prepayment Amount hereunder shall have been paid in accordance herewith shall be promptly surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind with respect to such Event of Default or acceleration, and the Holder may immediately thereafter and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

          SECTION 4.  CONVERSION.

          (a)(i) This Debenture shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 4(a)(ii) hereof) at the option of the Holder, in whole or in part at any time and from time to time following the Original Issue Date. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted by the Conversion Price, as subject to adjustment as provided hereunder. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as EXHIBIT A (a "CONVERSION NOTICE") to the Company. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

          (ii) CERTAIN CONVERSION RESTRICTIONS.

               (A) (1) The Holder may not convert Debentures hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by the Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which Debentures are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                      (2) The Holder may not convert Debentures to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by the Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which Debentures are convertible shall be in the sole discretion of the Holder. The provisions of this

Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

               (B)  Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of an aggregate of 974,755 shares of Common Stock upon conversion of Debentures and any shares of Common Stock issuable in connection with the Purchase Agreement, which number of shares shall be subject to adjustment pursuant to Sections 4(c)(ii), (iii), and (v) (such number of shares, the "ISSUABLE MAXIMUM"). The Issuable Maximum equals 19.99% of the number of shares of Common Stock outstanding immediately prior to
the Closing.   Shares of Common Stock issued in respect of penalties and
liquidated damages hereunder shall not count towards the 974,755 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders. If on any Conversion Date (A) the Common Stock is listed for trading on NASDAQ, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable to the Holder together with any shares of Common Stock previously issued at a discount upon conversion of Debentures or otherwise issued in connection with the Purchase Agreement, would equal or exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market, Inc. (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the holder so requesting such number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "EXCESS SHARES"), the Company shall have the option to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) deliver to such holder cash in an amount equal to the product of (x) the Per Share Market Value on the applicable Conversion Date, and (y) the number of shares of Common Stock in excess of such holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the holder but for the provisions of this Section (such amount of cash being hereinafter referred to as the "DISCOUNT EQUIVALENT"). If the Company fails to pay the Discount Equivalent in full pursuant to this Section within fifteen (15) days after the Company fails to obtain Shareholder Approval pursuant to (1) above or the date payable pursuant to (2) above, the Company will pay interest thereon at a rate of 9% per annum to the holder, accruing daily from the applicable Conversion until such amount, plus all such interest thereon, is paid in full. The Company and the Holder understands and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of Debentures or as a result of exercise of that certain warrant issued to the Holder dated as of the Original Issue Date shall not be entitled to cast votes on any resolution to obtain Shareholder Approval.

          (b) (i) Not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of

Debentures (subject to the limitations set forth in Section 4(a)(ii) hereof), and (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until Debentures and the Conversion Notice are delivered for conversion to the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and complies with Section 8 hereof. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Holder by the later of (x) the third (3rd) Trading Day after a Conversion Date and (y) the Trading Day after the Debentures and the Conversion Notice are delivered to the Company, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion in which event the Company shall immediately return the Debentures tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the later of the dates specified in clauses (x) and (y) above (such later date, the "DELIVERY DATE"), the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day thereafter (but excluding the first day thereafter) until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission). Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

          (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the Delivery Date, and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "BUY-IN"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (i) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) either return the aggregate principal amount of Debentures for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(i) in respect of the certificates resulting in such Buy-In.

          (c)  (i)    The conversion price (the "CONVERSION PRICE") in effect
on any Conversion Date shall be the lesser of $24.00 per share (the "INITIAL CONVERSION PRICE") and (b) 88.89% of the average of the lowest ten (10) Per Share Market Values during the twenty-five (25) Trading Days immediately preceding such Conversion Date; provided, however, that at any time after the Original Issue Date and prior to the 90th day after the Original Issue Date, the Conversion Price shall not be lower than the Initial Conversion Price. Notwithstanding anything else to the contrary herein, at any time after the 300th day after the Original Issue Date, the Conversion Price in effect on such Conversion Date shall be fixed at the then effective Conversion Price on the day which is 300 days after the Original Issue Date.

               (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this

Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

               (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "APPRAISER") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and PROVIDED, FURTHER, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement, provided to the holders of Debentures, of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay, in cash the aggregate of its outstanding principal amount of Debentures, plus all other amounts due and payable thereon, at a price determined in accordance with Section 3(b), provided, however that the Conversion Price and the closing price per share utilized to determine the Mandatory Prepayment Amount shall be determined on the date of such reclassification or such compulsory share exchange. This provision shall similarly apply to successive reclassifications or share exchanges.

               (vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (vii) Whenever the Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (iv), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               (viii) If (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, and in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               (ix) In case of any (1) merger or consolidation of the Company with or into another Person that would constitute a Change of Control Transaction, or (2) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then such Holder shall have the right thereafter to (A) convert its Debentures into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such Debentures could have been converted immediately prior to such merger or consolidation would have been entitled, (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the aggregate outstanding principal amount of Debentures then held by such Holder, plus all other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Debenture (except, in the case of preferred stock, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Debentures set forth herein and the agreements pursuant to which the Debentures were issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, or (C) in the event of an exchange or tender offer or other transaction contemplated by clause (2) of this Section, tender or exchange its Debentures for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and such Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock into which such Debentures could have been converted immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Price immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, consolidation, tender or exchange shall include such terms so as continue to give the Holders of Debentures the right to receive the securities, cash and property set forth in this Section upon any conversion following such event. This provision shall similarly apply to successive such events.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 7175 N.W. Evergreen Parkway #400, Hillsboro, Oregon 97124-5839 (facsimile number
(503) 615-3297, attention CEO or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or
(v) upon actual receipt by the party to whom such notice is required to be given.

          SECTION 5. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

          "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof (or by directors whose nomination was recommended by those individuals who are directors as of the date hereof) in one or a series of related transactions, (iii) the merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "COMMON STOCK" means the common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the closing price per share of the Common Stock on (x) the date the Mandatory Prepayment Amount is due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau

Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority interest of the principal amount of the Debentures.

          "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "PURCHASE AGREEMENT" means the Convertible Purchase Agreement, dated as of June 9, 1999, among the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 9, 1999, among the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

          "TRADING DAY" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); PROVIDED, HOWEVER, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close

          "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Debentures in accordance with the terms hereof.

          "UNDERLYING SECURITIES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

          SECTION 6. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks PARI PASSU with all other Debentures now or hereafter issued under the terms set forth herein.

          SECTION 7. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof. As long as there are Debentures outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders.

          SECTION 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

          SECTION 9. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holders hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          SECTION 10. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

          SECTION 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          SECTION 12. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                               SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                              THRUSTMASTER, INC.



                              By:
                                 ------------------------------
                                 Name:
                                 Title:

Attest:



By:
   -----------------------------
   Name:
   Title:

                                      EXHIBIT A

                                 NOTICE OF CONVERSION
                            AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. A-[ ] into shares of common stock, no par value (the "Common Stock"), of ThrustMaster, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith or as required by the terms of such Debenture. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:      -------------------------------------------------
                              Date to Effect Conversion

                              -------------------------------------------------
                              Principal Amount of Debentures to be Converted

                              -------------------------------------------------
                              Number of shares of Common Stock to be Issued

                              -------------------------------------------------
                              Applicable Conversion Price

                              -------------------------------------------------
                              Signature

                              -------------------------------------------------
                              Name

                              -------------------------------------------------
                              Address